Exhibit 8(i) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                                 Star Bank, N.A.
                          Domestic Custody Fee Schedule
                               for the STAR FUNDS

Star Bank, N.A., as Custodian, will receive monthly compensation for services according to the terms of the following Schedule:


I.    Market Value Fee
      Based upon an annual rate of:
                                                Million
                    .00025 (2.5 Basis Points) on Fund Balance


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                                                    Exhibit 8(i) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K
                              Cash Management Fees
                                   Star Funds

Services                            Unit Cost ($)     Monthly Cost ($)
--------                            -------------     ----------------
D.D.A. Account Maintenance                                 14.00
Deposits                                  .399
Deposited Items                           .109
Checks Paid                               .159
Balance Reporting - P.C. Access                            50.00
ACH Transaction                           .095
ACH Monthly Maintenance                                    40.00
Controlled Disbursement (1st account)                     110.00
   Each additional account                                 25.00
Deposited Items Returned                 6.00
International Items Returned            10.00
NSF Returned Checks                     25.00
Stop Payments                           22.00
Data Transmission per account                             110.00
Data Capture*                             .10
Drafts Cleared                            .179
Lockbox Maintenance**                                      55.00
Lockbox Items Processed
   -with copy of check                    .32
   -without copy of check                 .26
Checks Printed                            .20
Positive Pay                              .06
Issued Items                              .015
Wires Incoming
   -Domestic                            10.00
   -International                       10.00
Wires Outgoing
   -Domestic
      -Repetitive                       12.00
      -Non-repetitive                   13.00
   -International
      -Repetitive                       35.00
      -Non-repetitive                   40.00
PC - Initiated Wires:
   -Domestic
      -Repetitive                        9.00
      -Non-repetitive                    9.00
   -International
      -Repetitive                       25.00
      -Non-repetitive                   25.00
Invoicing for Serv Charge                                  15.00

***Uncollected Charge Star Bank Prime Rate as of first of month plus 4% * Price can vary depending upon what information needs to be captured.
** With the use of lockbox, the collected balance in the demand deposit account will be significantly increased and therefore earnings to offset such cash management service fees will be maximized.
***Fees for uncollected balances are figured on the monthly average of all combined accounts.
****Other available cash management services are priced separately.